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                                                                  Exhibit 21.0

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                                             GARDNER DENVER, INC.
                                           SCHEDULE OF SUBSIDIARIES
                                         YEAR ENDED DECEMBER 31, 2000

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                                                                                Name Subsidiary Uses
          Subsidiary Name                     Incorporation                      for Doing Business
          ---------------                     -------------                     --------------------
Gardner Denver International, Inc.              Delaware                  Gardner Denver International, Inc.

Gardner Denver Export, Inc.                     Barbados                  Gardner Denver Export, Inc.

Gardner Denver Holdings Inc.                    Delaware                  Gardner Denver Holdings Inc.
                                                                          Lamson Corporation

TCM Investments, Inc.                           Oklahoma                  TCM Investments, Inc.

Gardner Denver Wittig GmbH                      Germany                   Gardner Denver Wittig GmbH

Gardner Denver Oy                               Finland                   Gardner Denver Oy

Allen-Stuart Equipment Co., Inc.                Texas                     Gardner Denver Engineered
                                                                          Packaging Center

Gardner Denver Water Jetting                    Texas                     Gardner Denver Water Jetting
Systems, Inc.                                                             Systems, Inc.

Air Relief, Inc.                                Kentucky                  Air Relief, Inc.

CRS Power Flow, Inc.                            Texas                     CRS Power Flow, Inc.
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